POWER OF ATTORNEY

                  To Sign and File Reports under Section 16(a)
                     of the Securities Exchange Act of 1934,
                  under Rule 144 or any other Filings Required
                        Under the Federal Securities Laws
            With Respect to Securities of Federated Closed-End Funds

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joseph M. Huber, Kary A. Moore, John D. Johnson and Nelson W. Winter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign any and all reports of the undersigned under Section 16(a) of the Securities Exchange Act of 1934, under Rule 144 under the Securities Act of 1933 or any other filings required under the Federal securities laws with respect to securities of Federated Premier Municipal Income Fund, Federated Premier Intermediate Municipal Income Fund and any other closed-end investment company advised by a subsidiary of Federated Investors, Inc., and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Federal securities laws.

     This Power of Attorney shall remain in effect unless and until notice of its revocation shall have been filed by the undersigned with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney the date set forth below.



Date:  August 26, 2004



                      SIGNATURE: /s/ Brian P. Bouda
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                      PRINT NAME: Brian P. Bouda
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